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                                                                   Exhibit 10.7



                                LICENSE AGREEMENT


                                TABLE OF CONTENTS



PREAMBLE
ARTICLES:
    I                     DEFINITIONS
    II                    GRANT
    III                   DUE DILIGENCE
    IV                    ROYALTIES
    V                     REPORTS AND RECORDS
    VI                    PATENT PROSECUTION
    VII                   INFRINGEMENT
    VIII                  PRODUCT LIABILITY
    IX                    EXPORT CONTROLS
    X                     NON-USE OF NAMES
    XI                    ASSIGNMENTS
    XII                   ARBITRATION
    XIII                  TERMINATION
    XIV                   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
    XV                    MISCELLANEOUS PROVISIONS

           This Agreement is made and entered into this 14th day of October, 1993 (the effective Date), by and between CHILDREN'S MEDICAL CENTER CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts, 02115, U.S.A. (hereinafter referred to as CMCC), and Medical Science Partners a partnership duly organized under the laws of the Commonwealth of Massachusetts and having its principal office at 68 Harvard Street, Brookline, MA 02146 (hereinafter referred to as LICENSEE).



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                                   WITNESSETH



           WHEREAS, CMCC is the owner of certain "Patent Rights" (as later defined herein) relating to CMCC Case No. 263 Treatment of Vesico-ureteral Reflux by Drs. Anthony Atala and James Mandell and has the right to grant licenses under said Patent Rights, (subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government);

           WHEREAS, CMCC desires to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder;

           WHEREAS, LICENSEE has represented to CMCC, to induce CMCC to enter into this Agreement, that LICENSEE is capable of the development, production, manufacture, marketing and sale of products similar to the "Licensed Product(s)" (as later defined herein) and/or the use of the "Licensed Process(es)" (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

           WHEREAS, LICENSEE desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:





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                            ARTICLE I -- DEFINITIONS



         For the purpose of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "LICENSEE" shall mean Medical Science Partners , any Subsidiary or joint venture of Medical Science Partners , or any entity formed by Medical Science Partners.

         1.2 "Subsidiary" shall mean any corporation, company or other entity more than fifty percent (50%) of whose voting stock is owned or controlled directly or indirectly by LICENSEE.

         1.3 "Patent Rights" shall mean all of the following CMCC intellectual property:

                 a. The United States and foreign patents and/or patent
                    applications listed in Appendix A;

                 b. United States and foreign patents issued from the
                    applications listed in Appendix A and from divisionals and continuations of these applications;

                 c. Claims of U.S. and foreign continuation-in-part
                    applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A;

                 d. Claims of all later filed foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patent and/or patent applications described in (a) , (b) , or (c) above;

                 e. Any reissues of United States patents described in (a), (b),
                    (c), or (d) above.

         1.4 A "Licensed Product" shall mean any product or part thereof which:

                 a. Is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used, or sold;

                 b. Is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which the Licensed Product is used or sold.

         1.5 A "Licensed Process" shall mean any process which is covered in whole or in part by an issued, unexpired




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                 claim or a pending claim contained in the Patent Rights.

         1.6 "Net Sales Price" shall mean LICENSEE's billings for Licensed Products produced hereunder less the sum of the following:

                 a. Discounts allowed in amounts customary in the trade;

                 b. Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

                 c. Outbound transportation prepaid or allowed; and

                 d. Amounts allowed or credited on returns. No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when bills or invoices are collected.

         1.7 "Field of Use" shall mean the use of the detachable balloon catheter for the treatment of vesico-ureteral reflux, urinary incontinence, and contraceptives.


                               ARTICLE II -- GRANT


         2.1 CMCC hereby grants to LICENSEE the exclusive worldwide right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes for the Field of Use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof; provided however, CMCC shall retain a royalty-free, nonexclusive, irrevocable license to practice the Patent Rights for research purposes only.

         2.2 LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

         2.3 In order to establish exclusivity for LICENSEE, CMCC hereby agrees that it shall not grant any other license to make, have made, use, lease and/or sell Licensed Products or to utilize Licensed Processes for the Field of Use during the period of time in which this Agreement is in effect.

         2.4 LICENSEE shall have the right to enter into sublicense agreements sublicensing any or all of the rights, privileges, and licenses granted hereunder.




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         2.5     LICENSEE shall have the right to enter into sublicensing
                 agreements for the rights, privileges, and licenses granted hereunder. LICENSEE agrees that any sublicense agreement to which it shall be a party and which shall relate to the rights, privileges or licenses granted hereunder, shall contain a statement setting forth the date (if any) upon which LICENSEE's exclusive rights, privileges and licenses hereunder shall terminate. LICENSEE agrees to provide to CMCC notice of any and all sublicenses granted under this Agreement, which notice shall include a copy of the sublicense agreement and the sublicensee's address. CMCC agrees that if LICENSEE has provided notice to CMCC that LICENSEE has granted a sublicense, then in the event CMCC terminates this Agreement for any reason as provided hereunder, CMCC shall, no less than thirty (30) days prior to the effective date of termination of this Agreement, give such sublicensee written notice of said termination at the address specified by LICENSEE in LICENSEE's notice to CMCC of the sublicense. CMCC hereby agrees that, at the request of the sublicensee as set forth below, provided the sublicensee is not in breach under its sublicense, CMCC shall grant to such sublicensee license rights and terms equivalent to the sublicense rights and terms which the sublicense shall have granted to said sublicensee; provided that the sublicensee shall remain a sublicensee under this Agreement for a period of at least sixty (60) days following receipt of notice from CMCC. Such right shall be exercisable upon written notice from the sublicensee to CMCC during said sixty (60) day period wherein the sublicensee: (i) reaffirms the terms and conditions of its sublicense and the terms and conditions of this Agreement appearing in Articles II, V, VII, VIII, IX, X, XI, XII, XIII, XIV and XV (hereafter referred to collectively as the "Pertinent Terms"); (ii) agrees to abide by all of the terms and conditions of its sublicense agreement and the requirements of the Pertinent Terms of this Agreement; provided that in the event of any inconsistency or other conflict between the sublicense and the Pertinent Terms of this Agreement, the Pertinent Terms of this Agreement shall control and to discharge directly to CMCC (aa) all obligations of sublicensee which sublicensee is obligated under the sublicense agreement to discharge; and (bb) the obligations of LICENSEE arising after the date of the new agreement between CMCC and the sublicencee which LICENSEE would have been obligated to discharge under the Pertinent Terms of this Agreement if this Agreement had not been terminated and (iii) acknowledges that CMCC




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                 shall have no obligations to the sublicensee other than its obligations set forth in this Agreement with regard to LICENSEE.

         2.6 All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use its good faith and diligent efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. In addition, LICENSEE agrees that any sublicense granted by it shall provide that the obligations to CMCC of Articles II, V, VII, VIII, IX, X, XII, XIII, and XV of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

         2.7 LICENSEE agrees to forward to CMCC a copy of any and all fully executed sublicense agreements, and further agrees to forward to CMCC annually a copy of such reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

         2.8 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, without the express prior written permission of CMCC.

         2.9 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof.


                          ARTICLE III -- DUE DILIGENCE


         3.1 LICENSEE shall use reasonable efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

                 In connection with such reasonable efforts LICENSEE agrees to satisfy the following due diligence milestones:

                 a. Commence human clinical trials by [*] if LICENSEE determines that a 510K should be filed for the licensed products or by [*] if




[*] Confidential treatment requested.


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                 LICENSEE determines that a PMA should be filed for the Licensed
                 Products.

                 b. If LICENSEE determines that a 510K should be filed with the FDA then LICENSEE shall file the 510K by October 1997 or if LICENSEE determines that a PMA should be filed for the Licensed Products such PMA shall be filed by October 1998.

                 LICENSOR'S sole remedy for LICENSEE'S failure to use its reasonable efforts under this Section 3.1 shall be termination of this Agreement or conversion of the license to a non-exclusive license.


                             ARTICLE IV -- ROYALTIES


         4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay to CMCC in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

                 a. A license issue fee of [*] which said license issue fee shall be deemed earned and due:

                    (i) [*] immediately upon the execution of this Agreement
                    (ii) [*] one year from the effective signing date of this Agreement
                    (iii) [*] two years from the effective signing date.

                 b. A royalty based on the Net Sales Price of the Licensed Products or Licensed Processes, leased or sold by LICENSEE or a joint venture in which LICENSEE is involved, which said royalty shall be [*] while patent applications are still pending, and [*] as soon as at least one patent in the Patent Rights has been issued in the country where the royalty obligation is accruing, whether or not other patent applications are still pending in that country. If no patent issues in a specified country, royalty shall be [*] in that country only.

                 C. Where sublicenses have been granted, LICENSEE shall pay to CMCC [*] of any and all sublicensing fees, signing fees, milestone payments and royalties received from sublicensees, provided that CMCC shall receive royalties not less than [*] of the Net Sales Price of the Licensed Products, or Licensed Processes, leased or sold by LICENSEE's sublicensees.


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                 d. In the event that LICENSEE participates in the formation of a company to commercialize the Patent Rights, LICENSEE shall cause such company to issue to CMCC common stock of such company such that CMCC's percentage ownership interest therein (on a fully diluted basis) shall not be less than [*] until
                 such time as   [*]   has been invested in such company (CMCC
                 to enjoy no anti-dilution protection thereafter).


         4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Patent Rights Patent Application or Patent Rights Patent licensed under this Agreement.

         4.3 Royalty payments shall be paid in United States dollars in Boston, Massachusetts, or at such other place as CMCC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Bank of Boston on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                        ARTICLE V -- REPORTS AND RECORDS


         5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CMCC hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate Division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of CMCC or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.

         5.2 LICENSEE, within thirty (30) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to CMCC true and accurate reports, giving such particulars of the business conducted by



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                 (i) LICENSEE and (ii) and within forty-five (45) days of such dates its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:
                 a. Number of Licensed Products manufactured and sold.
                 b. Total collections for Licensed Products sold.
                 c. Accounting for all Licensed Products sold.
                 d. Deductions applicable as provided in Paragraph 1.6
                 e. Total royalties due.
                 f. Names and addresses of all sublicensees of LICENSEE.
                 g. Licensed Products manufactured and sold to the United States Government. (No royalty obligations shall arise due to use by, for or on behalf of the United States Government in view of the royalty-free, nonexclusive license heretofore granted to the United States Government.)

         5.3 With each such report submitted, LICENSEE shall pay to CMCC the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

         5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall allow an independent certified public accountant to review LICENSEE's financial statements, for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement. In addition, until LICENSEE brings one or more Licensed Products or Licensed Processes to market, CMCC shall have the right to send a representative, reasonably acceptable to LICENSEE, to observe board meetings of the LICENSEE entity attempting to bring Licensed Products or Licensed Processes to market.

         5.5 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of [*] above the prime rate in effect at the Bank of Boston on the due date. The payment of such interest shall not foreclose CMCC from exercising any other rights it may have as a consequence of the lateness of any payment.



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[*] Confidential treatment requested.
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                        ARTICLE VI -- PATENT PROSECUTION


         6.1 The prosecution, filing and maintenance of all Patent Rights Patents and Applications shall be the primary responsibility of LICENSEE once the license has been executed; provided, however, CMCC shall have reasonable opportunities to advise LICENSEE and shall cooperate with LICENSEE in such prosecution, filing and maintenance.

         6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement.

                           ARTICLE VII -- INFRINGEMENT


         7.1 LICENSEE shall inform CMCC promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

         7.2 During the term of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Patent Rights and, in furtherance of such right, CMCC hereby agrees that LICENSEE may join CMCC as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery or damages for past infringement derived therefrom.

         7.3 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify CMCC at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, CMCC shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights. No settlement, consent judgment of other voluntary final disposition of the suit may be entered into without the consent of the party not bringing the suit, which consent shall not unreasonably be withheld.



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         7.4     In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSEE may withhold up to fifty percent (50%) of the royalties otherwise thereafter due CMCC hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys, fees, in connection therewith. Any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, next toward reimbursement of CMCC for any royalties past due or withheld and applied pursuant to this Article VII, and to royalties due to CMCC for infringing sales as if sales had been made by LICENSEE. The balance remaining from any such recovery shall belong to LICENSEE.

         7.5 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights shall be brought against LICENSEE, CMCC, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

         7.6 In any infringement suit as either party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and the expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         7.7 LICENSEE, during the period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for the Field of Use for future use of the Patent Rights.


                        ARTICLE VIII -- INDEMNIFICATION,
                        PRODUCT LIABILITY AND INSURANCE

         8.1.    Indemnification

         (a) LICENSEE shall indemnify, defend and hold harmless CMCC and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including



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         reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning, any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

         (b) LICENSEE's indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

         (c) LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to CMCC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

         (d) This Section 8.1 shall survive expiration or termination of this Agreement.

         8.2. Insurance.

         (a) Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, affiliate or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than [*] per incident and [*] annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE's indemnification under Section 8.1 of this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [*] annual aggregate) such self-insurance program must be acceptable to the CMCC and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amount of insurance coverage required under this Section 8.2 shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under Section
         8.1 of this Agreement.

         (b) LICENSEE shall provide CMCC with written evidence of such insurance upon request of CMCC. LICENSEE shall


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[*] Confidential treatment requested.

         provide CMCC with written notice at lease fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CMCC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice of any additional waiting periods.

         (c) LICENSEE shall maintain such comprehensive general liability insurance during (i) the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, affiliate or agent of LICENSEE and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than fifteen (15) years.

         (d) This ARTICLE 8.2 shall survive expiration or termination of this Agreement.


                          ARTICLE IX -- EXPORT CONTROLS


           It is understood that CMCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. CMCC neither represents that a license shall not be required nor that, if required, it shall be issued.


                          ARTICLE X -- NON-USE OF NAMES

           LICENSEE shall not use the names of the Children's Medical Center corporation nor of any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from CMCC in each case except that LICENSEE may state that it is licensed by CMCC under one or more of the patents and/or applications comprising the Patent Rights, and LICENSEE may comply with disclosure requirements of all applicable laws relating to its business, including United States and state security laws.


                            ARTICLE XI -- ASSIGNMENT


           This Agreement is not assignable by LICENSEE without the express written consent of CMCC which shall not be unreasonably withheld; provided, however, that LICENSEE shall have the right to assign this Agreement to a Subsidiary without the consent of CMCC.


                           ARTICLE XII -- ARBITRATION


         12.1 Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts, under patent arbitration rules of the American Arbitration Association then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes CMCC and LICENSEE each hereby irrevocably consents and submits.

         12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.


                           ARTICLE XIII -- TERMINATION


         13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by CMCC.

         13.2 Should LICENSEE fail to pay CMCC royalties due and payable hereunder, CMCC shall have the right to terminate this Agreement on thirty (30) days' notice, unless LICENSEE shall pay CMCC within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty
                 (30) day period, if LICENSEE shall not have paid all such royalties and interest due and




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                 payable, the rights, privileges and license granted hereunder shall terminate.

         13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs
                 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, CMCC shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

         13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to CMCC, and upon payment of all amounts due CMCC through the effective date of termination, in no case prior to the end of the first year of full funding.

         13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to CMCC the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.



           ARTICLE XIV -- PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS


           Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of the mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:




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


In the case of CMCC:

Technology Transfer Manager
Office of Research Administration
The Children's Hospital
300 Longwood Avenue
Boston, MA 02115

In the case of LICENSEE:

Joseph F. Lovett
General Partner
Medial Science Partners
68 Harvard Street
Brookline, MA 02146


                     ARTICLE XV -- MISCELLANEOUS PROVISIONS


         15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

         15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         15.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.



           CHILDREN'S MEDICAL CENTER CORPORATION

           By             [SIG]
                      -------------------------------------

           Name           William New
                      -------------------------------------

           Title          Director, Research Administrator
                      -------------------------------------

           Date           10/25/93
                      -------------------------------------

           LICENSEE

           By         /s/ Joseph F. Lovett
                      -------------------------------------

           Name           Joseph F. Lovett
                      -------------------------------------

           Title          General Partner
                      -------------------------------------

           Date           10/25/93
                      -------------------------------------

APPENDIX A



Children's Medical Center Corporation Case #263


U.S. Patent Application Serial #07/782,058 filed 10/24/91
PCT US/92/09037 filed 10/23/92
CIP 08/054,375 filed 4/28/93


By:        Drs.  Anthony Atala and James Mandell

                  [MEDICAL SCIENCE PARTNERS, L.P. LETTERHEAD]

                     Children's Medical Center Corporation
                              300 Longwood Avenue
                                Boston, MA 02115

                                                               February 23, 1994

UroSurge, Inc.
c/o Medical Science Partners, L.P.
68 Harvard Street
Brookline, MA 02146

Medical Science Partners, L.P.
68 Harvard Street
Brookline, MA 02146

Gentlemen:

     Children's Medical Center Corporation ("CMCC"), UroSurge, Inc. ("UroSurge") and Medical Science Partners, L.P. ("MSP") hereby agree as to the following with respect to the License Agreement dated as of October 14, 1993 between the CMCC and MSP (the "License Agreement"):

     1. UroSurge, an entity formed by MSP (as described in the License Agreement), shall be the sole licensee under the License Agreement and shall be bound by and subject to the terms of the License Agreement;

     2. CMCC consents to the assignment of the License Agreement by MSP to UroSurge; and

     3. MSP shall have no further rights or obligations under the License Agreement.

If you are in agreement with the above paragraphs, please indicate such agreement by signing in the spaces below.

                                           CHILDREN'S MEDICAL CENTER CORPORATION

                                           By: [SIG]
                                               ---------------------------------

                                        Title: Director, Research Administration
                                               ---------------------------------

Agreed and Acknowledged this
___ day of February, 1994

UROSURGE, INC.

By: [SIG]
   ---------------------------------

Title: Treasurer
      ------------------------------


MEDICAL SCIENCE PARTNERS, L.P.

By: Medical Science Ventures, L.P.
    its General Partner

By: [SIG]
   ---------------------------------

Title:
      ------------------------------